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STATE OF NORTH CAROLINA       )

                              )                 AGREEMENT AND RELEASE

COUNTY OF ROCKINGHAM          )

         THIS AGREEMENT, made and entered into this 16th day of September, 1993, by and between Glazier B. Piland ("Piland"), Martinsville, Virginia and Pluma, Inc. ("Pluma" or the "Company"), a corporation with its principal offices in Eden, North Carolina;

         WHEREAS, Piland was hired by Pluma on January 1, 1987 and was employed by the Company as Secretary Treasurer; and

         WHEREAS, the parties have entered into this Agreement for the purpose of resolving any actual or potential disputes between them; and

         NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and the Stock Purchase Agreement entered into contemporaneously herewith, the parties agree as follows:

         1. Piland resigns as a director of Pluma effective September 16, 1993.

         2. Pluma will pay to Piland the sum of Fifty Thousand Dollars ($50,000.00) on September 16, 1993.

         3. Other than the payments provided for in this Agreement and the Stock Purchase Agreement entered into simultaneously with this Agreement, Pluma shall have no obligation to make any payments to or for the benefit of Piland or to provide any benefits to Piland of any kind available to employees of Pluma and Piland expressly releases Pluma of and from any obligation to make any other payments or provide any benefits to him arising out of or related to his employment by Pluma. Notwithstanding the foregoing, Pluma acknowledges that Piland is a participant in a 401(k) plan available to employees of Pluma and that this Agreement shall not in any way affect Piland's entitlement to benefits pursuant to such plan.

         4. Piland agrees for a period of two (2) years that he will not in any fashion, form or manner, either directly or indirectly, solicit or use for his own purposes or for the purposes of any third party, or divulge, disclose or communicate to any third party, "confidential business information" in any form concerning Pluma. As used herein, "confidential business information" means any information concerning the business and operations of Pluma, its agreements or relations with agents, contractors, customers or employees, the status of work in progress, its products, processes, costs, pricing, customers, employees, trade secrets, plans, commercial intentions, business practices, or financial matters.

         5. Piland further agrees that he has returned all originals and all copies of documents or other materials which contain or otherwise reflect "confidential business information," including,



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without limitation, letters, memoranda, notes, reports, calendars, telegrams, telecopies, contracts, records, tables, charts, photographs, video and audio tapes and transcriptions thereof, computer records -- including without limitation any and all computer disks, computer tapes and electronic or "E" mail -- and business or financial records.

         6. Nothing in this Agreement shall preclude Piland from describing, without in any way disclosing "confidential business information," in general terms to prospective employers and to no one else, specifically and solely for the purpose of securing other employment, the general nature of the work performed at Pluma.

         7.       Piland specifically acknowledges the following:

                           a. Piland has been given at least twenty-one (21)
days within which to consider and negotiate the terms resulting in this Agreement;

                           b. Piland has been advised in writing that he has the
right to and may consult with an attorney before executing this Agreement, and Piland acknowledges that he has had the opportunity to consult an attorney and that he has exercised his right to do so;

                           c. Piland has seven (7) days following the execution
of this Agreement to revoke the Agreement, and the Agreement will not become effective or enforceable until after this seven (7) day period has expired. To revoke the Agreement, Piland should advise Pluma in writing of his election to revoke it within the seven (7) day period. If Piland revokes this Agreement, he shall immediately repay the sum of Fifty Thousand Dollars ($50,000.00) and his resignation from the Board shall be null and void;

                           d. Piland recognizes that he is specifically
releasing, among other claims, any claims he may have arising under the Age Discrimination in Employment Act of 1967 ("ADEA") and all amendments thereto;

                           e. Piland is not waiving any rights or claims that he
may have which arise after the date this Agreement is executed.

                           f. Piland also acknowledges that this Agreement is
intended by the parties to comply with the terms and provisions of the Older Workers Benefit Protection Act of 1990 (OWBPA") and all amendments thereto.

                           g. The Effective Date of this Agreement shall be the
first day after the expiration of the seven (7) day period described in paragraph 7c above.

                  8a. Piland for himself and his heirs, executors, administrators, successors and assigns (collectively "Piland"), hereby releases, acquits and forever discharges Pluma, together with those officers and directors who sign this Agreement (collectively "Pluma"), and their respective

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executors, administrators, successors and assigns of and from all claims and alleged claims by Piland, whether or not previously asserted, against Pluma. This release specifically includes all claims by or on behalf of Piland against Pluma, together with any and all claims which might have been asserted by or on behalf of Piland against Pluma in any suit, claim, or charge, on account of any matter or things whatsoever up to and including the date of the execution of this Agreement. Piland further agrees that he will not institute or be a party to, whether directly or indirectly, any civil action or administrative proceeding against Pluma, under any federal, state or local authority or any common law theory (whether founded in tort or contract), including but not limited to, 42 U.S.C. 1981, Title VII of the Civil Rights Act of 1964, the Equal Pay Act of 1963, the Civil Rights Act of 1991, the Age Discrimination in Employment Act, the Americans With Disabilities Act, the Employee Retirement Income Security Act of 1974, or any similar legislation, constitutional provision, executive order or regulation, or any common law theory (whether founded in tort or contract) in connection with any act, state of facts, or occurrence or omission, whether or not previously asserted, either occurring before or existing on the date of the execution of this Agreement.

                  8b. Pluma, together with those officers and directors who sign this Agreement and their respective heirs, executors, administrators, successors and assigns (collectively "Pluma and its officers and directors"), hereby release, acquit and forever discharge Piland, and his heirs, executors, administrators, successors and assigns (collectively "Piland"), of and from all claims and alleged claims by Pluma and its officers and directors, whether or not previously asserted, against Piland. This Release specifically includes all claims by or on behalf of Pluma and its officers and directors against Piland, together with any and all claims which might have been asserted by or on behalf of Pluma and its officers and directors against Piland in any suit, claim, or charge, on account of any matter or thing whatsoever up to and including the date of the execution of this Agreement.

                  8c. In the event of the initiation of any proceeding by either Piland or Pluma and its officers and directors against any party released herein asserting a claim released by this Paragraph 8, such party released shall be entitled to plead this release in bar to any such claim and to assert a counterclaim alleging breach of this Agreement, including the release of claims set forth in this Paragraph 8. Piland or Pluma and its officers and directors, as the case may be, shall indemnify and hold harmless the party released of and from any and all loss or damage whatsoever, costs, direct and indirect, and attorney's fees incurred in the defense of such proceeding and prosecution of counterclaim.

         9. In the event of a breach or alleged breach of the Agreement by either party, the non- breaching parties sole remedy shall be to institute an action for breach of this Agreement and damages therefore or specific performance of this Agreement. It is specifically acknowledged that in the event of a breach or alleged breach of this Agreement, neither party shall be entitled to rescind this Agreement and maintain an action based upon any claims released by this Agreement.

         10. Piland and Pluma and its officers and directors represent that no promise, inducement or agreement not herein expressed has been made and that this Agreement is the entire agreement between the parties hereto.

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         11. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

         12. This Agreement shall be construed in accordance with the laws of the state of North Carolina.

         13. If any provision of this Agreement is determined by a court of competent jurisdiction to be void, voidable, unlawful or for any reason unenforceable, such provision shall be deemed fully severable, and the balance of the Agreement shall be given full force and effect in accordance with its terms.

         IN TESTIMONY WHEREOF, the parties hereto set their hands and seals the day and year first above written.

         /s/                                      /s/ Glazier B. Piland
Witness                                  Glazier B. Piland

ATTEST:                                  PLUMA, INC.

         /s/ George G. Wade              By:      /s/ R. Duke Ferrell, Jr.

         (Affix Corporate Seal)

(SEAL)

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         The following officers and directors of Pluma, hereby sign and acknowledge their agreement to the terms and conditions of the Agreement And Release entered into between Glazier B. Piland and Pluma, Inc. On the 23rd day of September, 1993.

OFFICERS AND/OR DIRECTORS:

         /s/ Kemp D. Box                          /s/ George G. Wade

         /s/ G. Walker Box                        /s/ John D. Soffe

         /s/ C. Monroe Light                      /s/ R. Duke Ferrell, Jr.

         /s/ William K. Mileski                   /s/ Raymond L. Rea

         /s/ George W. Box                        /s/ David S. Green

         /s/ R. Stephens Pannill                  /s/ Nancy B. Barksdale

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